UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

Pentair Ltd.

(Exact name of registrant as specified in its charter)

Switzerland	333-181250	98-1050812
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3550

(Primary Standard Industrial

Classification Code Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s telephone number, including Area Code)

Tyco Flow Control International Ltd.

(Registrant’s former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Directors; Election of Directors

In connection with the planned spin-off (the “Spin-Off”) of Pentair Ltd. (f/k/a Tyco Flow Control International Ltd.) (the “Company”) from Tyco International Ltd. (“Tyco”) and the subsequent merger (the “Merger”) of Pentair, Inc. (“Pentair”) with and into a wholly-owned direct subsidiary of the Company, with Pentair surviving the Merger, on September 14, 2012, the Board of Directors (the “Board”) of the Company proposed, and on September 14, 2012, Tyco as the sole shareholder of the Company elected, Ronald L. Merriman, Michael T. Glenn, David H.Y. Ho, Leslie Abi-Karam, Glynis A. Bryan, Charles A. Haggerty, William T. Monahan, Randall J. Hogan, David A. Jones, Jerry W. Burris and Carol Anthony (John) Davidson, as directors of the Company, subject to and conditioned on the consummation of the Merger (the “Closing”) and with effect as of the effective time for the Merger (the “Effective Time”), which is currently scheduled for September 28, 2012. Effective on his appointment to the Board, Mr. Hogan will serve as chairman of the Board.

Each of Messrs. Merriman, Glenn and Ho have been elected to serve as Class I directors, to hold such office until the annual general meeting of the shareholders of the Company to be held in 2013. Each of Mmes. Abi-Karam and Bryan and Messrs. Haggerty and Monahan have been elected to serve as Class II directors, to hold such office until the annual general meeting of the shareholders of the Company to be held in 2014. Each of Messrs. Hogan, Jones, Burris and Davidson have been elected to serve as Class III directors, to hold such office until the annual general meeting of the shareholders of the Company to be held in 2015.

Each of Ms. Goodrich and Messrs. Jenkins and Armstrong, the current directors of the Company, will resign from the Board upon the Closing and effective as of the Effective Time.

Appointment of Certain Officers

On September 14, 2012, the Board of the Company appointed Randall J. Hogan as Chief Executive Officer, Michael V. Schrock as President and Chief Operating Officer, John L. Stauch as Executive Vice President, Chief Financial Officer and Mark C. Borin as Chief Accounting Officer and Controller. The appointments will become effective at the Effective Time.

Mr. Hogan, age 56, has been a director of Pentair since 1999. Since January 1, 2001, Mr. Hogan has been Pentair’s Chief Executive Officer. Mr. Hogan became Chairman of the Pentair’s board of directors on May 1, 2002. From December 1999 through December 2000, Mr. Hogan was Pentair’s President and Chief Operating Officer. From March 1998 to December 1999, he was Executive Vice President and President of Pentair’s Electrical and Electronic Enclosures Group. From 1995 to 1997, he was President of the Carrier Transicold Division of United Technologies Corporation. From 1994 until 1995, he was Vice President and General Manager of Pratt & Whitney Industrial Turbines. From 1988 until 1994, he held various executive positions at General Electric Company. From 1981 until 1987, he was a consultant at McKinsey & Company. Mr. Hogan is also a director of Covidien plc. Mr. Hogan also served as a director of Unisys Corporation from 2004 to 2006. Mr. Hogan has significant leadership experience both with Pentair and predecessor employers demonstrating a wealth of operational management, strategic, organizational and business transformation acumen. His deep knowledge of business in general and Pentair’s businesses, strengths and opportunities in particular, as well as his experience as a director in two other complex global public companies has allowed him to make significant contributions to the Pentair board of directors.

Mr. Schrock, age 59, currently serves as President and Chief Operating Officer of Pentair, a position he has held since September 2006. Mr. Schrock also served as President and Chief Operating Officer of Filtration and Technical Products from October 2005 to September 2006; President and Chief Operating Officer of Enclosures, from October 2001 to September 2005; President, Pentair Water Technologies — Americas from January 2001 to October 2001; President, Pentair Pump and Pool Group, from August 2000 to January 2001; President, Pentair Pump Group from January 1999 to August 2000; and Vice President and General Manager, Aurora, Fairbanks Morse and Pentair Pump Group International from March 1998 to December 1998. Prior to joining Pentair, Mr. Schrock served as Divisional Vice President and General Manager of Honeywell Inc. from 1994 to 1998.

Mr. Stauch, age 47, currently serves as Executive Vice President and Chief Financial Officer of Pentair, a position he has held since February 2007. Prior to joining Pentair, Mr. Stauch served as Chief Financial Officer of the Automation and Control Systems unit of Honeywell International Inc. from July 2005 to February 2007; Vice President, Finance and Chief Financial Officer of the Sensing and Controls unit of Honeywell International Inc. from January 2004 to July 2005; Vice President, Finance and Chief Financial Officer of the Automation & Control Products unit of Honeywell International Inc. from July 2002 to January 2004; Chief Financial Officer and IT Director of PerkinElmer Optoelectronics, a unit of PerkinElmer, Inc. from April 2000 to April 2002; and held various executive, investor relations and managerial finance positions with Honeywell International Inc. and its predecessor AlliedSignal Inc. from 1994 to 2000.

Mr. Borin, age 45, currently serves as Corporate Controller and Chief Accounting Officer of Pentair, a position he has held since March 2008. Prior to joining Pentair, Mr. Borin was a Partner in the audit practice of the public accounting firm KPMG LLP from June 2000 to March 2008 and held various positions in the audit practice of KPMG LLP from September 1989 to June 2000.

Approval of Certain Compensation Plans

2012 Stock and Incentive Plan: On September 14, 2012, the Board of the Company adopted, and Tyco as the sole shareholder of the Company approved, the Pentair Ltd. 2012 Stock and Incentive Plan (the “Plan”). The Plan will become effective upon the Closing. The Plan provides that an aggregate of 9,000,000 of the Company’s common shares, subject to an adjustment in the event of certain corporate transactions, extraordinary dividends or similar events as provided in the Plan, are reserved for issuance under the Plan. Equity-based awards held by certain employees and former employees of the Company and its affiliates and certain directors that, prior to the Spin-Off, related to securities of Tyco will be assumed by the Company and converted into awards with respect to the Company common shares (“Assumed Awards”) in connection with the Spin-Off. The Assumed Awards will be deemed to be awards made under the Plan and will be subject to the terms and conditions of the Plan, but will not deplete the 9,000,000 common shares of the Company reserved for issuance under the Plan. The Plan, which will be administered by the Compensation Committee of the Company’s Board, authorizes the grant to the Company’s officers, directors, employees and consultants of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock rights, annual incentive awards, dividend equivalent units and other stock-based awards.

The Company cannot currently determine the benefits, if any, to be paid under the Plan in the future to the executive officers of the Company, including the Company’s named executive officers. The description of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Employee Stock Purchase and Bonus Plan: On September 14, 2012, the Board of the Company adopted, and Tyco as the sole shareholder of the Company approved, the Pentair Ltd. Employee Stock Purchase and Bonus Plan (the “ESPP”), which includes the Pentair Ltd. International Stock Purchase and Bonus Plan (the “ISPP”). The U.S. portion of the ESPP will be open to participation by all “eligible employees” (as defined in the ESPP), which group includes the executive officers of the Company. The Plan will become effective upon the date that the Merger is consummated. Participation in the ESPP will be voluntary. Upon making the election to participate, participants may make contributions under the ESPP either through payroll deductions (minimum $10 per month, maximum the lesser of $750 per month or 15% of the participant’s base salary) or by lump sum contributions (maximum $3,000 per quarter). Each month the Company (or the participant’s employer) will make a matching contribution on behalf of each participant equal to 25% of the contribution made by such participant through payroll deductions (a maximum of $187.50 per employee per month). No matching contribution will be made with respect to lump sum contributions. The ESPP agent will use contributions to purchase common shares of the Company on the open market, which are allocated to the participants’ accounts. The ESPP and the ISPP are successors to the Pentair Employee Stock Purchase and Bonus Plan and the Pentair International Stock Purchase and Bonus Plan, respectively, which were maintained by Pentair prior to the consummation of the Merger, and Pentair’s previously disclosed undertaking not to purchase on the open market shares in excess of 1,000,000 under the Employee Stock Purchase and Bonus Plan and 250,000 under the International Stock Purchase and Bonus Plan without shareholder approval apply to the ESPP and the ISPP, respectively.

The Company cannot currently determine the benefits, if any, to be paid under the ESPP in the future to the executive officers of the Company, including the Company’s named executive officers. The description of the ESPP set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendments to the Articles of Association

On September 14, 2012, the Board approved and recommended for approval by the Company’s sole shareholder, and Tyco as the Company’s sole shareholder approved, certain amendments to its Articles of Association, including (i) a change of the Company’s current name from Tyco Flow Control International Ltd. to Pentair Ltd., (ii) an increase of the nominal share capital of the Company by an amount of CHF 46,500,000 from CHF 60,000,000 to CHF 106,500,000, (iii) an increase of the number of shares issuable on the basis of the Company’s authorized share capital from 30,000,000 shares to 106,500,000 shares, together with an amendment to the Board’s authority to limit or exclude shareholder preemptive rights, and (iv) an increase of the number of shares issuable on the basis of the Company’s conditional share capital (1) from 12,000,000 shares to 25,000,000 shares for use in connection with equity-based compensation and similar plans, and (2) from 12,000,000 shares to 81,500,000 shares for use in connection with convertible debt and similar instruments, together with an amendment to the Board’s authority to limit or exclude shareholder advance subscription rights. The Board also proposed, and Tyco as the sole shareholder resolved, to amend and restate the current

Articles of Association in their entirety (the “Amended and Restated Articles of Association”). The Amended and Restated Articles of Association were filed with the Commercial Register of the Canton of Schaffhausen, in Switzerland and became effective on September 14, 2012.

The preceding is a summary of the amendments to the Articles of Association and is qualified in its entirety by reference to the Amended and Restated Articles of Association a copy of which is attached as Exhibit 3.1 to the Company’s Form 10-Q filed on September 17, 2012 and incorporated herein by reference.

Change in Fiscal Year

On September 14, 2012, the Board of the Company approved a change to the Company’s fiscal year end from September 28, 2012 to December 31, the fiscal year end of Pentair, the accounting acquiror in the Merger. Starting with the periodic report for the quarter in which the Merger will be completed, the Company will file annual and quarterly reports based on a December 31 fiscal year. Such financial statements will reflect the operating results of Pentair for periods prior to the Merger, and Pentair and the Company for periods following the Merger. In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, the Company does not intend to file a transition report, but will include in a Form 8-K to be filed upon the Closing financial statements of Pentair as required by such guidance.

Item 8.01	Other Events.

The information set forth in Items 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
3.1	Pentair Ltd. Amended and Restated Articles of Association (included as an Exhibit to the Registrant’s Form 10-Q filed on September 17, 2012 and incorporated herein by reference)

10.1	Pentair Ltd. 2012 Stock and Incentive Plan.

10.2	Pentair Ltd. Employee Stock Purchase and Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 20, 2012	PENTAIR LTD.

By: /s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Director

PENTAIR LTD.

Exhibit Index to Current Report on Form 8-K

Dated September 20, 2012

Exhibit Number	Description
3.1	Pentair Ltd. Amended and Restated Articles of Association (included as an Exhibit to the Registrant’s Form 10-Q filed on September 17, 2012 and incorporated herein by reference)

10.1	Pentair Ltd. 2012 Stock and Incentive Plan.

10.2	Pentair Ltd. Employee Stock Purchase and Bonus Plan.